INVESTOR PRESENTATION February 2026

2FEBRUARY 2026 INVESTOR PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements or impacts to reported earnings that may be realized from cost controls, tax law changes, conversion of preferred shares into common shares, new initiatives and for integration of banks (including Villages Bancorporation, Inc.) that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of continued inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies, and limit deposit, customer and employee attrition; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, civil unrest, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; government actions or inactions, including a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

01 ABOUT SEACOAST BANK 02 STRATEGIC PRIORITIES 03 COMPANY PERFORMANCE 04 APPENDIX

AGENDA ABOUT SEACOAST BANK

5FEBRUARY 2026 INVESTOR PRESENTATION M&A Strategy Delivering Consistent Growth and Long-Term Value Creation 1Acquired assets reflects target’s publicly available financials from quarter prior to closing. 2Deposit market share for Florida-based banks as of June 30 every year. Sources: S&P Capital IQ Pro. FDIC

Acquisition of Villages Bancorporation, Holding Company of Citizens First Bank

Seacoast BANKING CORPORATION OF FLORIDA

+

CITIZENS FIRST BANK

Banking Subsidiary of Villages Bancorporation, Inc.

- Transformative acquisition of Villages Bancorporation, Inc. ("VBI"), holding company of Citizens First Bank, established in 1991 by the developers of The Villages, a unique, affluent and growing 55+ residential community development in central Florida
- Added $4.4 billion assets, $1.2 billion loans and $3.5 billion low-cost deposits and provided Seacoast with a long-term, scalable banking platform in The Villages that will benefit from the growth of the population and the development itself
- Scarcity value of acquiring the leading bank located within The Villages community with 51% market share
- Consistently strong earnings stream, averaging over 1.00% ROA over the past 5 years with a conservative and highly liquid balance sheet: 38% loan / deposit ratio and 1.40% cost of deposits provide runway for additional high margin growth
- VBI's profitable but low-risk balance sheet and a transaction structure that utilizes Seacoast's excess capital drive notable improvement in Seacoast's performance metrics and ~24% earnings accretion, with limited execution risk

Note: Deposit data as of June 30, 2025
Sources: S&P Capital IQ Pro. FDIC

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 6

A Strategically Compelling Acquisition with Granular Core Deposits

Strategic Rationale	• Created a ~$21 billion asset franchise in some of the fastest growing markets in the United States, ranking as the 2nd largest publicly-traded bank in Florida by deposit market share and the largest pure play Florida public bank[1] • Provides an ample source of long-term, low cost liquidity and a new and growing customer base primarily composed of affluent retirees with predictable income streams and a need for multiple banking products • Strong mortgage platform with robust mortgage lending opportunities throughout The Villages and the surrounding areas • Right of first refusal and exclusivity provisions protect Seacoast's position and ability to grow along with the population and development itself
Financially Attractive	• Provides scale and efficiencies to improve profitability positioning relative to peers • Drives high returns for shareholders through a conservatively modeled and low-execution risk transaction with long-term franchise value benefit • Significant revenue synergies from delivering Seacoast's products and capabilities to VBI's customers (not modeled)
Well-Positioned for Future Success	• Limited loan portfolio with opportunity to expand while maintaining a track record of conservative credit with 0.00% NCOs / Avg. Loans[2] • Fills a gap in Seacoast's Florida footprint in one of the last untapped (and historically inaccessible) growth markets in the state • The Villages' master-planned community model has proven scalable, with seamless integration of new neighborhoods and amenities that will continue to provide consumer and commercial banking opportunities • Seacoast's long history of acquisition and integration experience mitigates integration risk

[1]Deposit data for Florida-based banks as of June 30, 2025. Reflects Florida domiciled deposits. Excludes Raymond James Financial, Inc.
[2]Financial data as of December 31, 2025
Source: S&P Capital IQ Pro

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 7

AGENDA STRATEGIC PRIORITIES

9FEBRUARY 2026 INVESTOR PRESENTATION Executing Our Balanced Growth Strategy Relationship Oriented Value Proposition High Performance Culture Attractive Markets Opportunistic Acquisitions Fortress Balance Sheet Resonates with both clients and bankers. Treasury management product expansion and wealth management services support revenue growth. Attracts the best banking talent from larger regional banks. Investments in talent are driving disciplined loan growth and strong deposit gathering. State-wide Florida presence with continuing strong macroeconomic trends. Strategic investments will continue to build market share and scarcity value. Leveraging our proven M&A capabilities, improving profitability through growth in low- cost deposit base and strategic deployment of liquidity. Industry-leading capital, robust liquidity, credit diversity and granularity provide flexibility to seize growth opportunities as they arise, and provide long-term support to customers and shareholders. Our advantage is rooted in a top-tier banker force, compelling brand and footprint, and strong capital and liquidity supporting further organic growth and opportunistic acquisitions. Our laser focus is on leveraging these strengths to compete and take share from vulnerable competitors.

AGENDA COMPANY PERFORMANCE

11FEBRUARY 2026 INVESTOR PRESENTATION • Sustained, strong presence in Florida’s most attractive markets • #15 Florida market share ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach, Highlands, and 10 other counties ▪ #1 overall market share in Port St. Lucie MSA ▪ #1 overall market share in Wildwood- The Villages MSA • Strong capital and liquidity supporting further organic growth and opportunistic acquisitions ▪ 14.5% Tier 1 capital ratio ▪ 78% loan-to-deposit ratio Valuable Florida Franchise with Strong Capital and Liquidity

12FEBRUARY 2026 INVESTOR PRESENTATION • Net income of $34.3 million, or $0.31 per diluted share, and adjusted net income1 of $47.7 million, or $0.44 per diluted share. Each includes the $23.4 million in day-one credit provisions recorded in the Villages Bancorporation, Inc. (“VBI”) acquisition. • Adjusted net income1 increased $2.6 million, or 6%, from the prior quarter and $7.2 million, or 18%, from the prior year quarter. • On an adjusted basis, pre-tax pre-provision earnings1 of $93.2 million increased 39% from the prior quarter and 65% from the prior year quarter. • Well-controlled expenses, with an improved efficiency ratio. • Net interest income of $174.6 million, an increase of $41.2 million, or 31%, from the prior quarter and $58.8 million, or 51%, from the prior year quarter. Fourth Quarter 2025 Highlights • Net interest margin, excluding accretion on acquired loans, expanded 12 basis points from the prior quarter to 3.44%. • 15% annualized organic loan growth. • Cost of deposits declined 14 basis points to 1.67% • Strong capital position, with a Tier 1 capital ratio of 14.5% and a tangible equity to tangible assets ratio of 9.3%. • Expanded branch footprint with new locations in Bradenton, FL and our first branch in the greater Atlanta market. • Completed the acquisition of VBI, adding 19 branches and approximately $4.4 billion in assets, $1.2 billion in loans, and $3.5 billion in deposits. Full system conversion will be completed in the third quarter of 2026. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

13FEBRUARY 2026 INVESTOR PRESENTATION Net Interest Income and Net Interest Margin ($ in m ill io ns ) $116.1 $118.9 $127.3 $133.9 $176.2 3.39% 3.48% 3.58% 3.57% 3.66% 3.05% 3.24% 3.29% 3.32% 3.44% Net Interest Income Net Interest Margin NIM, excluding accretion on acquired loans 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 • Net interest income1 totaled $176.2 million, an increase of $42.3 million, or 32%, from the prior quarter. • Net interest margin increased nine basis points to 3.66% and, excluding the effect of accretion on acquired loans, net interest margin expanded 12 basis points to 3.44%. • Securities yields increased 21 basis points to 4.13%. • Loan yields increased six basis points from the prior quarter to 6.02%. Excluding the effect of accretion on acquired loans, yields increased seven basis points to 5.68%. • The cost of deposits declined 14 basis points to 1.67% and cost of funds decreased 16 basis points to 1.80%. 1Calculated on a fully taxable equivalent basis using amortized cost. 1

14FEBRUARY 2026 INVESTOR PRESENTATION Noninterest income increased $4.8 million, or 20%, from the prior quarter to $28.6 million. Changes included: Service charges on deposits totaled $6.5 million, an increase of $0.3 million, or 4%, from the prior quarter, reflecting the closing of the VBI acquisition and continued onboarding of new relationships. Wealth management income totaled $5.5 million, an increase of $1.0 million, or 21%, from the prior quarter. Assets under management have grown 37% year over year. The wealth management division has continued to deliver significant growth, adding $549 million in new organic assets under management in 2025. Mortgage banking income totaled $3.1 million, an increase from $0.5 million in the prior quarter, reflecting the addition of mortgage banking activities from the VBI acquisition. BOLI income totaled $2.7 million, a decrease of $1.2 million, or 31%, from the prior quarter. The third quarter of 2025 included death benefit payouts of $1.3 million. Other income totaled $7.1 million, an increase of $1.1 million, or 18%, from the prior quarter. The increase from the prior quarter reflects higher gains on SBIC investments. Noninterest Income $17.1 $22.2 $24.5 $23.8 $28.6 Noninterest income 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 ($ in millions)

15FEBRUARY 2026 INVESTOR PRESENTATION Assets Under Management End-of-Period ($ in millions) $1,239 $1,387 $1,711 $2,053 $2,808 2021 2022 2023 2024 2025 Record Growth in Wealth Management Assets under management totaled $2.8 billion at December 31, 2025, increasing 37% year over year, including $189 million acquired VBI assets. The wealth management division has continued its growth trajectory, adding $549 million in new organic assets under management in 2025. This exceptional performance underscores the team’s consistent strategic execution and sustained growth. Since 2021, assets under management have increased at a compound annual growth rate (“CAGR”) of 23%. 23% CAG R

Noninterest Expense

($ in millions)


Noninterest Expense
Includes merger and integration costs of $18.1 million in 4Q'25 and $10.8 million in 3Q'25
$85.6
$90.6
$91.7
$102.0
$130.5
60.2%
64.0%
60.3%
64.4%
63.4%
4Q'24
1Q'25
2Q'25
3Q'25
4Q'25
Noninterest expense
Efficiency Ratio[2]


Adjusted Noninterest Expense[1]
$85.3
$89.5
$89.3
$91.2
$112.4
60.0%
63.3%
58.7%
57.6%
54.5%
4Q'24
1Q'25
2Q'25
3Q'25
4Q'25
Adjusted noninterest expense[1]
Adjusted Efficiency Ratio[1,2]

- Salaries and wages totaled $53.9 million, an increase of $7.6 million, or 16%, from the prior quarter. The increase from the prior quarter reflects the continued expansion of the footprint, including the acquisition of VBI, and higher performance driven incentive compensation.
- Employee benefits totaled $8.5 million, an increase of $1.1 million, or 15%, compared to the prior quarter.
- Outsourced data processing costs totaled $11.3 million, an increase of $1.9 million, or 21%, compared to the prior quarter. The increase reflects higher transaction volume and growth in customers, including from the acquisition of VBI.
- Occupancy costs totaled $9.3 million, an increase of $1.7 million, or 22%, compared to the prior quarter, due to growth in the branch network.
- Legal and professional fees totaled $2.1 million, an increase of $0.4 million, or 26%, compared to the prior quarter. The increase is largely associated with the timing of various projects.
- Amortization of intangibles increased $4.4 million with the addition of $110.5 million in core deposit intangible assets from the VBI acquisition. These assets will be amortized using an accelerated amortization method over approximately 10 years.
- Provision for credit losses on unfunded commitments increased $0.7 million as a result of the acquisition of VBI.
- Other expense totaled $7.2 million, an increase of $1.3 million, or 22%, compared to the prior quarter.

[1]Calculated Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

[2]In the fourth quarter of 2025, the Company updated its presentation of efficiency ratio to no longer exclude amortization expense on intangible assets. Prior periods have been updated to align with the current presentation.

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 16

17FEBRUARY 2026 INVESTOR PRESENTATION $10,300 $10,443 $10,609 $10,964 $12,628 5.93% 5.90% 5.98% 5.96% 6.02% 5.48% 5.58% 5.58% 5.61% 5.68% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 $634.1 $904.1 $861.2 $1,134.1 $947.9 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 Commercial Loan Pipeline ($ in millions) Total Loans End-of-Period ($ in millions) Consistent Strong Loan Growth Supported by a Strong Pipeline Loans outstanding increased by $1.7 billion from the prior quarter, including the addition of $1.2 billion from the VBI acquisition. Excluding the impact of the VBI acquisition, organic loan growth in the fourth quarter of 2025 was 15% on an annualized basis. $96 million of residential mortgage production in The Villages community footprint was retained in the portfolio. The late stage commercial pipeline totaled $948 million at December 31, 2025.

18FEBRUARY 2026 INVESTOR PRESENTATION Loan Activity 4Q’25 Commercial real estate - non owner occupied Residential real estate Commercial and financial Commercial real estate - owner occupied Construction and land development Consumer $10,964 $1,202 $462 Total Loans at 9/30/2025 Acquired VBI Loans Net Organic Loan Growth Total Loans at 12/31/2025 15% annualized organic loan growth $12,628 $10,964 34% 25% 16% 17% 6% 34% 25% 18% 16% 6% ($ in millions) Seacoast's lending strategy results in a diverse and granular loan portfolio. Seacoast’s average loan size is $435 thousand and the average commercial loan size is $942 thousand. Portfolio diversification in terms of asset mix, industry, and loan type has been a critical element of the Company’s lending strategy. Exposures across industries and collateral types are broadly distributed. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 32% and 216%, respectively, of total consolidated risk-based capital.

19FEBRUARY 2026 INVESTOR PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in millions) Loans Outstanding Allowance for Credit Losses % of Loans Outstanding Purchase Discount % of Loans Outstanding Construction and Land Development $ 724 $ 10 1.38% $ 4 0.55 % Owner Occupied Commercial Real Estate 2,044 17 0.83 20 0.98 Commercial Real Estate 4,255 56 1.32 61 1.43 Residential Real Estate 3,099 51 1.65 44 1.42 Commercial & Financial 2,321 38 1.64 20 0.86 Consumer 185 7 3.76 1 0.54 Total $ 12,628 $ 179 1.42% $ 150 1.19% • The total allowance for credit losses of $179 million as of December 31, 2025 represents management’s estimate of lifetime expected credit losses and increased 21% from September 30, 2025 primarily due to the VBI acquisition. • The $150 million remaining unrecognized discount on acquired loans includes $59 million added on October 1, 2025 in connection with the VBI acquisition. • Additionally, a $7 million reserve for potential credit losses on lending-related commitments is reflected within Other liabilities, and includes $0.7 million associated with the VBI acquisition.

20FEBRUARY 2026 INVESTOR PRESENTATION Net Charge-Offs 0.24% 0.27% 0.09% 0.12% 0.03% NCO/Average Loans 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 Allowance for Credit Losses 1.34% 1.34% 1.34% 1.34% 1.42% ACL/Total Loans 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 Continued Strong Asset Quality Trends Nonperforming Loans 0.90% 0.68% 0.61% 0.55% 0.57% 0.15% 0.16% 0.13% 0.19% 0.26% NPL/Total Loans Accruing Past Due / Total Loans 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 Criticized and Classified Loans 2.17% 2.41% 2.39% 2.50% 2.82% Criticized and Classified Loans / Total Loans 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 1Ratios increased in the fourth quarter of 2025 as a result of the VBI acquisition. 1 1 1

21FEBRUARY 2026 INVESTOR PRESENTATION Well-Managed Deposit Costs Deposits increased $3.2 billion during the fourth quarter, including the addition of $3.5 billion from the VBI acquisition, partially offset by a decline of $68.7 million in brokered deposits. Outflows were largely the result of a targeted strategy to lower rates on certain categories of accounts. Continued focus on organic growth and relationship-based funding. The addition of commercial talent onboarding new relationships, in combination with our innovative analytics platform, supports a well- diversified, low-cost deposit portfolio. 12-Month Trend for Cost of Deposits 1.93% 1.93% 1.92% 1.85% 1.78% 1.78% 1.83% 1.84% 1.77% 1.72% 1.66% 1.64% Jan'25 Feb'25 Mar'25 Apr'25 May'25 Jun'25 Jul'25 Aug'25 Sep'25 Oct'25 Nov'25 Dec'25 $12,498 Deposits End-of-Period ($ in millions) $12,242 $12,575 $12,498 $13,090 $16,256 4.50% 4.50% 4.50% 4.25% 3.75% 2.08% 1.93% 1.80% 1.81% 1.67% Total Deposits Fed Funds Upper Limit Cost of Deposits 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25

22FEBRUARY 2026 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $12,242 $12,575 $12,498 $13,090 $16,256 Transaction Accounts Savings Money Market Brokered Time Deposits 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 Granular, Diverse and Relationship-Focused Customer Funding Base The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits. Customer transaction account balances represent 48% of total deposits. Consumer deposits represent 50% of total deposits, with an average balance per account of $26 thousand. Business deposits represent 50% of total deposits, with an average balance per account of $116 thousand. The average customer tenure is 10 years. 48%48%47%50%50% 6% 5% 4%4%4% 33% 33% 33% 34% 32% 2% 2% 4% 1% 1% 11% 11% 11% 12% 13%

23FEBRUARY 2026 INVESTOR PRESENTATION $16.12 $16.71 $17.19 $17.61 $15.14 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 9.6% 9.6% 9.8% 9.8% 9.3% 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 16.2% 16.1% 16.1% 15.9% 15.9%14.8% 14.7% 14.6% 14.5% 14.5% Total Risk Based Capital Tier 1 Ratio 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 10.9% 10.2% 12.8% 10.7% 9.1% 12.7% 10.3% 13.3% 13.0% 12.0% GAAP - ROTE Adjusted - ROTE 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 1Calculated treating all preferred shares as common. Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder. 2Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 3FDICIA defines well capitalized as 10.0% for total risk-based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value Per Share Tangible Equity / Tangible Assets Total Risk-Based and Tier 1 CapitalReturn on Tangible Equity 2 10.0%3 8.0%3 Robust Capital Position Supporting a Fortress Balance Sheet $16.721

24FEBRUARY 2026 INVESTOR PRESENTATION Investment Securities Performance and Composition Net unrealized losses in the AFS portfolio decreased during the fourth quarter by $18.5 million, driven by changes in long-term interest rates. $2.5 billion in securities were added through the VBI acquisition. Of the securities acquired, approximately $1.5 billion were sold, and the proceeds were reinvested into new positions with an average yield of 5.3%. Portfolio yield increased 21 basis points to 4.13% from 3.92% in the prior quarter, reflecting the higher yield securities purchased and acquired in the VBI acquisition. Net Unrealized Loss in Securities ($ in millions) 12/31/2025 9/30/2025 △ from 3Q'25 Total Available-for-Sale $ (101,727) $ (120,242) $ 18,515 Total Held-to-Maturity (96,618) (100,220) 3,602 Total Securities $ (198,345) $ (220,462) $ 22,117 ($ in m ill io ns ) $2,862 $3,253 $3,479 $3,811 $5,751 $635 $625 $613 $599 $586 $2,227 $2,628 $2,866 $3,212 $5,165 3.77% 3.88% 3.87% 3.92% 4.13% HTM Securities AFS Securities Yield 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25

25FEBRUARY 2026 INVESTOR PRESENTATION Securities Repositioning Leverages Strong Capital Position Strong capital levels with lower than projected dilution from the VBI acquisition provided the opportunity to further optimize the securities portfolio and accelerate our path to stronger earnings. In January 2026, the Company repositioned a portion of its available for sale portfolio. Securities with an average book yield of 1.9% were sold, resulting in a pre-tax loss of approximately $39.5 million impacting first quarter 2026 results. The proceeds of approximately $277 million were reinvested in primarily agency mortgage-backed securities with an average taxable equivalent book yield of 4.8%. The transaction is expected to be immediately accretive to earnings, net interest margin and return on assets, while having a neutral effect on total equity and tangible book value. ($ in m ill io ns ) $2,078 $2,170 Pro Forma Capital 12/31/25 (as projected in May 2025 with the VBI acquisition announcement) Total Capital 12/31/25 High er th an p roje cted cap ital follo wing the VBI acq uisit ion 14.7% 15.8%

26FEBRUARY 2026 INVESTOR PRESENTATION 2026 Outlook ($ in millions except per share data) 2025 Actual 2026 Outlook Adjusted Revenue (fully taxable equivalent basis) $ 656 29% - 31% Growth Adjusted Efficiency Ratio 58% 53% - 55% Adjusted Earnings Per Share-Diluted $ 1.84 $2.48 - $2.52 Organic Loan Growth 9.4 % High Single Digit Growth Organic Deposit Growth 1.2 % Low to Mid Single Digit Growth 4Q’25 Actual 4Q’26 Outlook Adjusted ROA 0.89% 1.30% Adjusted ROTE 12.0% 16.0% Adjusted measures are non-GAAP measures, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Adjusted Efficiency Ratio includes amortization expense on intangible assets. Adjusted Earnings Per Share calculated treating all preferred shares as common. Assumptions: • 25 bps rate cuts in June and September 2026 and the current forward curve • Stable economic environment • Includes the benefit of the securities repositioning executed in January 2026

27FEBRUARY 2026 INVESTOR PRESENTATION Appendix

Selected Acquisition-Related Impacts to Earnings

($ in millions, except per share amounts)	Quarterly Trend 4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	Annual Trend 2025	2024	2023	2022	2021
Accretion on acquired loans	$ 10.6	$ 9.5	$ 10.6	$ 8.2	$ 11.7	$ 39.0	$ 41.7	$ 56.7	$ 18.4	$ 12.8
Amortization of intangibles	10.4	6.0	5.1	5.3	5.6	26.8	23.9	28.7	9.1	5.0
Accretion on acquired loans, net of amortization of intangibles	**0.2**	**3.5**	**5.5**	**2.9**	**6.1**	**12.2**	**17.8**	**28.0**	**9.3**	**7.8**
Tax effect	0.1	0.9	1.4	0.7	1.5	3.1	4.5	7.1	2.4	2.0
Accretion on acquired loans, net of amortization of intangibles, after taxes	**$ 0.1**	**$ 2.6**	**$ 4.1**	**$ 2.2**	**$ 4.6**	**$ 9.1**	**$ 13.3**	**$ 20.9**	**$ 6.9**	**$ 5.8**
Net per share impact	**$ —**	**$ 0.03**	**$ 0.05**	**$ 0.03**	**$ 0.05**	**$ 0.10**	**$ 0.16**	**$ 0.25**	**$ 0.11**	**$ 0.10**

The impact of acquisition related fair value marks on loans and deposits are generally offsetting and have limited effect on bottom line net income. Accretion on acquired loans of $10.6 million, net of amortization of intangibles of $10.4 million in Q4 2025 had no impact to the diluted earnings per share. The $4.4 million increase in amortization expense is a result of the additional intangible assets from the VBI acquisition. For the full year 2025, accretion on acquired loans of $39.0 million, net of amortization of intangibles of $26.8 million contributed only ten cents to diluted earnings per share.

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 28

29FEBRUARY 2026 INVESTOR PRESENTATION Allocation of Purchase Consideration (Preliminary) October 2025 Acquisition of Villages Bancorporation, Inc. October 01, 2025 Assets: Cash and cash equivalents $ 166.8 Investment securities 2,540.4 Loans1 1,202.4 CDI 110.5 Goodwill 280.1 Other assets 145.7 Total Assets $ 4,445.9 Liabilities: Deposits $ 3,450.9 Other liabilities 165.9 Total Liabilities $ 3,616.8 Loans Acquired (Preliminary) Book Balance Fair Value Construction and land development $ 102.1 $ 98.8 Commercial real estate - owner-occupied 93.3 90.1 Commercial real estate - non owner-occupied 361.7 335.8 Residential real estate 365.9 349.8 Commercial and financial 335.8 322.6 Consumer 5.3 5.2 Total Acquired Loans $ 1,264.1 $ 1,202.4 The acquisition resulted in the addition of $25.7 million in allowance for credit losses, including $3.0 million for PCD loans, and $22.7 million for non-PCD loans recorded through the provision for credit losses at the date of acquisition. ($ in millions) 1Net of $3.0 million allowance for PCD loans.

30FEBRUARY 2026 INVESTOR PRESENTATION Recognition 3rd consecutive year 5th consecutive year 1st time winner 6th consecutive year 2nd consecutive year 3rd consecutive year 1st time winner 1st time winner

31FEBRUARY 2026 INVESTOR PRESENTATION About Non-GAAP Financial Measures: This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Presentation of Non-GAAP Financial Measures: Certain monetary amounts, percentages and other figures included in this report have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them and the total of the four quarters may not be the arithmetic aggregation of the year-to-date value. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended	
(Amounts in millions except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24
Net Income	**$ 34.3**	$ 36.5	$ 42.7	$ 31.5	$ 34.1	**$ 144.9**	$ 121.0
Total noninterest income	**28.6**	23.8	24.5	22.2	17.1	**99.2**	83.4
Securities (gains) losses, net	**(0.1)**	0.8	—	(0.2)	8.4	**0.5**	8.0
Total Adjusted Noninterest Income	**28.5**	24.7	24.5	22.0	25.5	**99.7**	91.4
Total noninterest expense	**130.5**	102.0	91.7	90.6	85.6	**414.9**	343.3
Merger and integration costs	**(18.1)**	(10.8)	(2.4)	(1.1)	—	**(32.4)**	—
Business continuity expenses - hurricane events	**—**	—	—	—	(0.3)	**—**	(0.3)
Branch reductions and other expense initiatives	**—**	—	—	—	—	**—**	(7.1)
Total Adjustments to Noninterest Expense	**(18.1)**	(10.8)	(2.4)	(1.1)	(0.3)	**(32.4)**	(7.4)
Adjusted Noninterest Expense	**112.4**	91.2	89.3	89.5	85.3	**382.4**	335.9
Income Taxes	**9.2**	10.5	12.6	9.4	9.5	**41.6**	34.9
Tax effect of adjustments	**4.6**	3.0	0.6	0.2	2.2	**8.3**	3.9
Adjusted Income Taxes	**13.8**	13.4	13.2	9.6	11.7	**50.0**	38.8
Adjusted Net Income	**47.7**	45.2	44.5	32.1	40.6	**169.5**	132.5
Earnings per common share-diluted, as reported	**0.31**	0.42	0.50	0.37	0.40	**1.57**	1.42
Adjusted Earnings per Common Share-Diluted	**0.44**	0.52	0.52	0.38	0.48	**1.84**	1.56
Adjusted Earnings per Common Share-Diluted, Treating all Preferred Shares as Common	**$ 0.44**	$ 0.52	$ 0.52	$ 0.38	$ 0.48	**$ 1.84**	$ 1.56
Average common shares-diluted	**97.8**	87.4	85.5	85.4	85.3	**89.1**	85.0
Average preferred shares, treating all preferred shares as common	**11.3**	—	—	—	—	**2.8**	—
Average common shares-diluted, treating all preferred shares as common	**109.0**	87.4	85.5	85.4	85.3	**91.9**	85.0

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 32

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended	
(Amounts in millions except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24
Adjusted Noninterest Expense	**$ 112.4**	$ 91.2	$ 89.3	$ 89.5	$ 85.3	**$ 382.4**	$ 335.9
Provision for credit losses on unfunded commitments	**(0.8)**	(0.2)	(0.2)	(0.2)	(0.3)	**(1.3)**	(1.0)
Other real estate owned expense and net gain (loss) on sale	**—**	0.3	—	(0.2)	(0.1)	**0.1**	(0.4)
Amortization of intangibles	**(10.4)**	(6.0)	(5.1)	(5.3)	(5.6)	**(26.8)**	(23.9)
Net Adjusted Noninterest Expense	**101.2**	85.4	84.0	83.8	79.4	**354.5**	310.6
Average tangible assets	**$ 19,976.9**	$ 15,658.7	$ 15,004.8	$ 14,594.0	$ 14,397.3	**$ 16,321.6**	$ 14,117.8
Net Adjusted Noninterest Expense to Average Tangible Assets	**2.01 %**	2.16 %	2.25 %	2.33 %	2.19 %	**2.17 %**	2.20 %
Net Revenue	**$ 203.3**	$ 157.3	$ 151.4	$ 140.7	$ 132.9	**$ 652.6**	$ 515.4
Total Adjustments to Net Revenue	**(0.1)**	0.8	—	(0.2)	8.4	**0.5**	8.0
Impact of FTE adjustment	**1.6**	0.4	0.4	0.3	0.3	**2.8**	1.1
Adjusted Net Revenue on a FTE basis	**$ 204.8**	$ 158.6	$ 151.8	$ 140.8	$ 141.6	**$ 656.0**	$ 524.5
Adjusted Efficiency Ratio	**54.50 %**	57.63 %	58.74 %	63.30 %	60.01 %	**58.13 %**	63.77 %
Net Interest Income	**$ 174.6**	$ 133.5	$ 126.9	$ 118.5	$ 115.8	**$ 553.5**	$ 432.0
Impact of FTE adjustment	**1.6**	0.4	0.4	0.3	0.3	**2.8**	1.1
Net Interest Income Including FTE adjustment	**176.2**	133.9	127.3	118.9	116.1	**556.3**	433.0
Total noninterest income	**28.6**	23.8	24.5	22.2	17.1	**99.2**	83.4
Total noninterest expense less provision for credit losses on unfunded commitments	**129.7**	101.8	91.6	90.4	85.3	**413.6**	342.3
Pre-Tax Pre-Provision Earnings	**75.1**	55.9	60.2	50.6	47.9	**241.9**	174.2
Total Adjustments to Noninterest Income	**(0.1)**	0.8	—	(0.2)	8.4	**0.5**	8.0
Total Adjustments to Noninterest Expense including other real estate owned expense and net gain (loss) on sale	**18.1**	10.5	2.4	1.3	0.4	**32.3**	7.8
Adjusted Pre-Tax Pre-Provision Earnings	**$ 93.2**	$ 67.2	$ 62.6	$ 51.7	$ 56.6	**$ 274.7**	$ 190.0

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 33

GAAP to Non-GAAP Reconciliation

(Amounts in millions except per share data)	Quarterly Trend 4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	Twelve Months Ended 4Q'25	4Q'24
Average Assets	**$ 21,203.4**	$ 16,486.0	$ 15,801.2	$ 15,395.6	$ 15,204.0	**$ 17,235.5**	$ 14,933.8
Less average goodwill and intangible assets	**(1,226.5)**	(827.3)	(796.4)	(801.7)	(806.7)	**(913.9)**	(815.9)
Average Tangible Assets	**$ 19,976.9**	$ 15,658.7	$ 15,004.8	$ 14,594.0	$ 14,397.3	**$ 16,321.6**	$ 14,117.8
Return on Average Assets (ROA)	**0.64 %**	0.88 %	1.08 %	0.83 %	0.89 %	**0.84 %**	0.81 %
Impact of other adjustments for Adjusted Net Income	**0.25**	0.21	0.05	0.02	0.17	**0.14**	0.08
Adjusted ROA	**0.89**	1.09	1.13	0.85	1.06	**0.98**	0.89
ROA	**0.64**	0.88	1.08	0.83	0.89	**0.84**	0.81
Impact of removing average intangible assets and related amortization	**0.19**	0.16	0.16	0.15	0.17	**0.17**	0.17
Return on Average Tangible Assets (ROTA)	**0.83**	1.04	1.24	0.98	1.06	**1.01**	0.98
Impact of other adjustments for Adjusted Net Income	**0.27**	0.22	0.05	0.02	0.18	**0.15**	0.08
Adjusted ROTA	**1.10**	1.26	1.29	1.00	1.24	**1.16**	1.06
Return on Average Equity (ROE)	**4.43**	6.17	7.60	5.76	6.16	**5.86**	5.62
Impact of other adjustments for Adjusted Net Income	**1.75**	1.47	0.32	0.12	1.16	**1.00**	0.54
Adjusted ROE	**6.17 %**	7.64 %	7.92 %	5.88 %	7.32 %	**6.86 %**	6.16 %
Average Shareholders' Equity	**$ 3,067.3**	$ 2,345.2	$ 2,252.2	$ 2,215.0	$ 2,203.1	**$ 2,471.9**	$ 2,152.1
Less average goodwill and intangible assets	**(1,226.5)**	(827.3)	(796.4)	(801.7)	(806.7)	**(913.9)**	(815.9)
Average Tangible Equity	**$ 1,840.8**	$ 1,517.9	$ 1,455.8	$ 1,413.3	$ 1,396.3	**$ 1,558.0**	$ 1,336.1
Return on Average Shareholders' Equity	**4.43 %**	6.17 %	7.60 %	5.76 %	6.16 %	**5.86 %**	5.62 %
Impact of removing average intangible assets and related amortization	**4.62**	4.53	5.22	4.41	4.74	**4.72**	4.77
Return on Average Tangible Equity (ROTE)	**9.05**	10.70	12.82	10.17	10.90	**10.58**	10.39
Impact of other adjustments for Adjusted Net Income	**2.91**	2.28	0.49	0.18	1.84	**1.58**	0.86
Adjusted ROTE	**11.96 %**	12.98 %	13.31 %	10.35 %	12.74 %	**12.16 %**	11.25 %

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 34

GAAP to Non-GAAP Reconciliation

(Amounts in millions except per share data)	Quarterly Trend 4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	Twelve Months Ended 4Q'25	4Q'24
Loan Interest Income[1]	**$ 187.9**	$ 162.3	$ 157.5	$ 151.0	$ 152.3	**$ 658.7**	$ 598.4
Accretion on acquired loans	**(10.6)**	(9.5)	(10.6)	(8.2)	(11.7)	**(39.0)**	(41.7)
Loan interest income excluding accretion on acquired loans[1]	**$ 177.3**	$ 152.8	$ 146.9	$ 142.8	$ 140.6	**$ 619.7**	$ 556.7
Yield on Loans[1]	**6.02 %**	5.96 %	5.98 %	5.90 %	5.93 %	**5.97 %**	5.93 %
Impact of accretion on acquired loans	**(0.34)**	(0.35)	(0.40)	(0.32)	(0.45)	**(0.35)**	(0.42)
Yield on loans excluding accretion on acquired loans[1]	**5.68 %**	5.61 %	5.58 %	5.58 %	5.48 %	**5.62 %**	5.51 %
Net Interest income[1]	**$ 176.2**	$ 133.9	$ 127.3	$ 118.9	$ 116.1	**$ 556.3**	$ 433.0
Accretion on acquired loans	**(10.6)**	(9.5)	(10.6)	(8.2)	(11.7)	**(39.0)**	(41.7)
Net interest income excluding accretion on acquired loans[1]	**$ 165.6**	$ 124.4	$ 116.7	$ 110.6	$ 104.4	**$ 517.3**	$ 391.4
Net Interest Margin[1]	**3.66 %**	3.57 %	3.58 %	3.48 %	3.39 %	**3.58 %**	3.24 %
Impact of accretion on acquired loans	**(0.22)**	(0.25)	(0.29)	(0.24)	(0.34)	**(0.26)**	(0.31)
Net interest margin excluding accretion on acquired loans[1]	**3.44 %**	3.32 %	3.29 %	3.24 %	3.05 %	**3.33 %**	2.93 %
Securities Interest Income[1]	**$ 57.9**	$ 36.0	$ 32.5	$ 29.4	$ 27.0	**$ 155.8**	$ 99.6
Tax equivalent adjustment on securities	**(1.1)**	—	—	—	—	**(1.1)**	—
Securities interest income excluding tax equivalent adjustment[1]	**56.7**	36.0	32.5	29.4	27.0	**154.7**	99.6
Loan Interest Income[1]	**187.9**	162.3	157.5	151.0	152.3	**658.7**	598.4
Tax equivalent adjustment on loans	**(0.5)**	(0.4)	(0.4)	(0.3)	(0.3)	**(1.7)**	(1.0)
Loan interest income excluding tax equivalent adjustment	**187.4**	161.9	157.1	150.6	152.0	**657.0**	597.4
Net Interest Income[1]	**176.2**	133.9	127.3	118.9	116.1	**556.3**	433.0
Tax equivalent adjustment on securities	**(1.1)**	—	—	—	—	**(1.1)**	—
Tax equivalent adjustment on loans	**(0.5)**	(0.4)	(0.4)	(0.3)	(0.3)	**(1.7)**	(1.0)
Net interest income excluding tax equivalent adjustment	**$ 174.6**	$ 133.5	$ 126.9	$ 118.5	$ 115.8	**$ 553.5**	$ 432.0

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 35

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended	
(Amounts in millions except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24
Total Shareholders' Equity	**$ 3,055.8**	$ 2,378.1	$ 2,271.6	$ 2,229.7	$ 2,183.2	**$ 3,055.8**	$ 2,183.2
Goodwill	**(1,034.7)**	(754.6)	(732.4)	(732.4)	(732.4)	**(1,034.7)**	(732.4)
Other intangible assets, net	**(195.7)**	(76.3)	(61.3)	(66.4)	(71.7)	**(195.7)**	(71.7)
Preferred stock	**(343.1)**	—	—	—	—	**(343.1)**	—
Total Adjustments to Shareholders' Equity	**(1,573.6)**	(830.9)	(793.7)	(798.8)	(804.1)	**(1,573.6)**	(804.1)
Total Tangible Common Shareholders' Equity	**1,482.2**	1,547.2	1,477.8	1,431.0	1,379.1	**1,482.2**	1,379.1
Preferred stock	**343.1**	—	—	—	—	**343.1**	—
Total Tangible Shareholders' Equity	**$ 1,825.3**	$ 1,547.2	$ 1,477.8	$ 1,431.0	$ 1,379.1	**$ 1,825.3**	$ 1,379.1
Common stock, shares outstanding	**97.9**	87.9	85.9	85.6	85.6	**97.9**	85.6
Preferred stock, shares outstanding	**11.3**	—	—	—	—	**11.3**	—
Common stock, shares outstanding, treating all preferred shares as common	**109.2**	87.9	85.9	85.6	85.6	**109.2**	85.6
Tangible Book Value per Share	**$ 15.14**	$ 17.61	$ 17.19	$ 16.71	$ 16.12	**$ 15.14**	$ 16.12
Tangible Book Value per Share, treating all preferred shares as common	**16.72**	17.61	17.19	16.71	16.12	**16.72**	16.12
Net income available to common shareholders	**32.1**	36.5	42.7	31.5	34.1	**142.7**	121.0
Less allocation of earnings to preferred stock	**(1.4)**	—	—	—	—	**(2.4)**	—
Net income available to common shareholders after allocation of earnings to preferred stock	**$ 30.7**	$ 36.5	$ 42.7	$ 31.5	$ 34.1	**$ 140.3**	$ 121.0
Average common shares-diluted	**97.8**	87.4	85.5	85.4	85.3	**89.1**	85.0
Average preferred shares, treating all preferred shares as common	**11.3**	—	—	—	—	**2.8**	—
Average common shares-diluted, treating all preferred shares as common	**109.0**	87.4	85.5	85.4	85.3	**91.9**	85.0
Earnings per common share-diluted, as reported	**$ 0.31**	$ 0.42	$ 0.50	$ 0.37	$ 0.40	**$ 1.57**	$ 1.42
Earnings per common share-diluted, treating all preferred shares as common	**0.31**	0.42	0.50	0.37	0.40	**1.58**	1.42

SeacoastBank 100 YEARS FEBRUARY 2026 INVESTOR PRESENTATION 36